JohnsonSTOUT CERTIFIED PUBLIC ACCOUNTANTS

723 South Third Street — Las Vegas, Nevada 89101 — (702) 309-6227 office (702) 309-6231 fax

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
of Klegg Electronics, Inc. and Subsidiaries
Las Vegas, Nevada

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form 10-SB of our report dated October 16, 2006, included in Klegg Electronics, Inc.'s financial statements, and to all references to our Firm in this Registration Statement.

Johnson Stout CPAs, Ltd.

JohnsonStout CPAs, Ltd.
Las Vegas, Nevada
February 12, 2007